Exhibit (t)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, each person whose signature appears below hereby constitutes and appoints Richard T. Allorto, Jr. his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form N-2 and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form N-2 has been signed by the following persons in the capacities set forth below on the 20th day of November, 2025.

Name	Title

/s/ Arthur H. Penn Arthur H. Penn	Chief Executive Officer and Chairperson of the Board of Trustees

/s/ José A. Briones, Jr José A. Briones, Jr	Trustee

/s/ Adam K. Bernstein Adam K. Bernstein	Trustee

/s/ Marshall Brozost Marshall Brozost	Trustee

/s/ Jeffrey Flug Jeffrey Flug	Trustee

/s/ Samuel L. Katz Samuel L. Katz	Trustee